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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-effective Amendment Number 1 to Registration Statement No. 333-8081 of Microsoft Corporation on Form S-3 of our report dated July 17, 1995 (August 21, 1995 as to Contingencies
Note), included in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Seattle, Washington

August 12, 1996